                                                                  EXHIBIT 10.7.4

This is a rider between Woodcotton Management INC. (landlord) and Sybari software INC. (tenant) attached to the original lease.

         (1) Feb. 1st, 2003 to Dec. 31st, 2003 rent will be $7091.00 each month.

         Jan. 1st, 2004 to Dec. 31st, 2004 rent will be $7516.46 each month. (6% increase)

         (2) Total proportion share for the purpose of this lease is deemed to be 78%.

         (3) Downstairs office has a separate electric meter. Tenant shall pay their own electric bill.

         (4) Tenant has the right to use south side of the basement as a storage (33x54 S Q)




Woodcotton management INC.                   Sybari software INC.

/s/ Peter Tu      1/20/03                    /s/ James Shanahan  1/21/03
--------------------------                   -------------------------------
                  Date                                           Date